EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 1998, appearing under Item 8 of the Tommy Hilfiger Corporation Annual Report on Form 10-K for the fiscal year ended March 31, 1998.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 4, 1999